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                                EXHIBIT 23(a)(1)

                    CONSENT OF VIRCHOW, KRAUSE & COMPANY, LLP


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                                                                EXHIBIT 23(a)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use in the proxy statement-prospectus forming a part of the Registration Statement on Form S-4 filed by Merchants and Manufacturers Bancorporation, Inc. of our report dated January 18, 2002, on our audit of the consolidated balance sheets of Fortress Bancshares, Inc., and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2001, and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.



/s/ Virchow, Krause & Company, LLP
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Virchow, Krause & Company, LLP
Milwaukee, Wisconsin
September 19, 2002


                                     23(a)-1